Exhibit 21

SUBSIDIARIES OF COHU, INC.

PLACE OF
LEGAL ENTITY NAME	INCORPORATION
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Delta Design, Inc. (1)	Delaware
Cohu Foreign Sales Ltd	Barbados
Xcerra Corporation (4)	Massachusetts
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(1) Delta Design, Inc. owns the following subsidiaries:
Delta Design Singapore PTE LTD (2)	Singapore
Cohu S.A.	Costa Rica
Xcerra Corporation (Partial ownership 14.46%) (4)	Massachusetts
Rosenheim Automation Systems Corporation	California
Ismeca Semiconductor Holding SA (3)	Switzerland
MCT Asia (Penang) SDN BHD	Malaysia
MCT Worldwide, LLC	Delaware
(2) Delta Design Singapore PTE LTD owns the following subsidiaries:
Delta Design Philippines LLC (14)	Delaware
Delta Design Singapore PTE LTD, Taiwan Branch	Taiwan
(3) Ismeca Semiconductor Holding SA owns the following subsidiaries:
Ismeca Europe Semiconductor SA (5)	Switzerland
Cohu Malaysia Sdn. Bhd.	Malaysia
Ismeca Semiconductor (Suzhou) Co Ltd	China
(4) Xcerra Corporation owns the following subsidiaries:
LTX-Credence France S.A.S.	France
LTX-Credence Italia S.r.l.	Italy
LTX Asia International, Inc. (15)	Delaware
LTX-Credence Sdn BhD. (10)	Malaysia
LTX LLC	Delaware
Cohu Interface Solutions LLC (FKA: Everett Charles Technologies LLC) (9)	Delaware
Credence Capital Corporation	California
Xcerra International Inc. (12)	Delaware
Credence International Ltd. (13)	British Virgin Islands
LTX-Credence KK	Japan
Xcerra (Thailand) Company Limited	Thailand
Credence Systems (UK) Limited (16)	United Kingdom
Cohu Semiconductor Test GmbH (FKA: Delta Design Europe GmbH) (6)	Germany
(5) Ismeca Europe Semiconductor SA owns the following subsidiaries:
Ismeca Europe Semiconductor SA, Korean Branch	South Korea
(6) Cohu Semiconductor Test GmbH owns the following subsidiaries:
Multitest GmbH (7)	Germany
(7) Multitest GmbH owns the following subsidiaries:
Cohu GmbH (FKA: Rasco GmbH) (8)	Germany
(8) Cohu GmbH owns the following subsidiaries:
Kita Manufacturing Co., LTD	Japan
FTZ Fraes-und Techologiezentrum GmbH Frasdorf (39% Ownership)	Germany
(9) Cohu Interface Solutions LLC owns the following subsidiaries:
Everett Charles Tech, Inc. (FKA: Kita USA, Inc.)	Massachusetts
Equiptest Engineering Pte. Ltd.	Singapore

(10) LTX-Credence Sdn BhD. owns the following subsidiaries:
LTX Corporation Philippine Branch (11)	Philippines
Multitest Electronic Systems (Penang) Sdn. Bhd.	Malaysia
(11) LTX Corporation Philippine Branch owns the following subsidiaries:
Multitest Electronic Systems (Philippines) Corporation	Philippines
(12) Xcerra International Inc. owns the following subsidiaries:
Credence Systems Korea Ltd.	South Korea
Xcerra International Inc., Taiwan Branch	Taiwan
(13) Credence International Ltd. owns the following subsidiaries:
Credence Malta Limited	Malta
LTX-Credence Singapore Pte Ltd.	Singapore
NPTest de Costa Rica SA.	Costa Rica
Cohu Semiconductor (Shenzhen) Co., Ltd (FKA: Everett Charles Technologies (Shenzhen) Limited) (17)	China
(14) Delta Design Philippines LLC owns the following subsidiaries:
Delta Design Philippines LLC, Philippines Branch	Philippines
(15) LTX Asia International, Inc. owns the following subsidiaries:
LTX Asia International, Inc., Taiwan Branch	Taiwan
(16) Credence Systems (UK) Limited owns the following subsidiaries:
Credence Systems (UK) Limited, Belgium Branch	Belgium
(17) Cohu Semiconductor (Shenzhen) Co., Ltd owns the following subsidiaries:
Cohu Semiconductor (Shenzhen) Co., Ltd, Suzhou Branch	China
Cohu Semiconductor (Shenzhen) Co., Ltd, Shanghai Branch	China